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


GenRad                                                       NEWS
The Technology of Knowledge                                     RELEASE

7 Technology Park Drive
Westford, MA 01886-0033
Telephone: 978 589-7000


For Immediate Release

Contact:   Walter A. Shephard                                        Nancy A. Miller
           Treasurer and Vice President, Investor Relations          Director, Corporate Relations
           GenRad, Inc.                                              GenRad, Inc.
           (978) 589-7440 Phone                                      (978) 589-7144 Phone
           (978) 589-2002 Fax                                        (978) 589-2002 Fax
           shephardwa@genrad.com                                     millern@genrad.com


                      GENRAD ANNOUNCES STOCK OPTION POLICY


Westford, Massachusetts, April 23, 1998 -- GenRad, Inc. (NYSE:GEN) today announced that its Board of Directors has adopted a policy that, if GenRad's shareholders approve a proposed amendment adding shares to the Company's 1991 Equity Incentive Plan, the stock option plan used for officers of the Company, the Board of Directors will not grant options to officers for the new shares at an exercise price of less than $30 per share.

James F. Lyons, GenRad's President and Chief Executive Officer, commented, "It is important for all shareholders to know that the management and the Board of Directors are convinced of the soundness and investability of our short- and long-term strategies. Since we can be beneficiaries of these option grants, we have every confidence in the financial performance of the Company and in the wisdom of the stock market to reward that excellence."

Mr. Lyons continued, "In addition, there is no plan to reprice any existing stock options. We did not reprice in 1997. Since I took this job, I have made decisions that I believed to be in the long-term best interests of our shareholders. Repricing stock options is inconsistent with that metric."


GenRad Background

GenRad, Inc. provides electronics OEMs and their customers with the hardware, software, inspection systems and services to optimize design, manufacturing and after-market service productivity. GenRad, headquartered in Westford, MA, offers products and services through three business units: Advanced Diagnostic Solutions (ADS), Electronic Manufacturing Systems (EMS), and GR Software (GRS). GenRad employs approximately 1,400 people worldwide, of whom 35 percent are applications, software and hardware engineers. GenRad's web site address is http://www.genrad.com.

                                      ###

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GenRad's most current shareholder information is available by visiting our
Website at http://www.genrad.com or calling our Fax on Demand Service at (800) 469-1261.
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                                      ###

Statements made in this press release which are not historical, including statements regarding future performance, product demonstration, product capabilities and markets are forward looking statements and as such are subject to a number of risks. Please see the Company's 1997 Annual Report or Form 10K and other reports filed pursuant to the Securities Exchange Act of 1934 for additional disclosure regarding such risk factors.



GenRad Europe Ltd; Ismaning, Germany (49) 89 96285 303 o GenRad Asia Pacific:
Singapore (65) 278-4400